Exhibit 10.11

RESTRICTED STOCK AGREEMENT

(Michael Zukerman)

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is dated as of December 18, 2006, by and between GEOVERA INSURANCE GROUP HOLDINGS, LTD. (formerly known as HFF&L (Cayman) Holdings, Ltd.), a Cayman Islands exempted company (the “Company”), and MICHAEL ZUKERMAN (the “Stockholder”).

WHEREAS, the Company wishes to issue to the Stockholder a certain number of the Company’s Ordinary Shares (as defined in Section 1 hereof) on the terms and subject to the restrictions contained in this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and the Stockholder agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

“Act” has the meaning specified in Section 5(a) hereof.

“Affiliate” has the meaning specified in the Members Agreement.

“After-Tax Percentage” means 54%.

“After-Tax Vested Share Distribution” has the meaning specified in Section 7.1(a).

“Agreement” has the meaning specified in the preamble hereto.

“Board” means the Board of Directors of the Company.

“Company” has the meaning specified in the preamble hereto.

“Distributions” has the meaning specified in Section 7.1.

“Employer” means Geovera Holdings, Inc. (formerly known as HFF&L (U.S.) Holdings, Inc.), a Delaware corporation and an indirect wholly-owned Subsidiary of the Company.

“Event of Default” has the meaning specified in the Note.

“Members Agreement” means the Management Members’ Agreement, dated as of November 1, 2005, among the Company, the Sponsor Members of the Company party thereto and the Management Members of the Company party thereto, as amended and in effect from time to time.

“Note” has the meaning specified in specified in Section 2(a).

“Ordinary Shares” means the ordinary shares, par value $0.001 per share, of the Company.

“Original Price Per Share” means $5 per Share for each Ordinary Share.

“Person” an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

“Sale of the Company” means any of the following events: (a) the acquisition of the Company by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, scheme of arrangement, consolidation, recapitalization or other similar transaction) in which the Company’s members of record immediately prior to such acquisition will, immediately after such acquisition (by virtue of securities issued as consideration for the Company’s acquisition or otherwise) fail to hold at least fifty percent (50%) of the voting power of the resulting or surviving corporation or other surviving entity, as applicable, following such acquisition, or (b) the sale of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole.

“Shares” has the meaning set forth in Section 2(a) of this Agreement and includes all other shares of capital stock issued with respect thereto by way of dividend or stock split or in connection with any merger, consolidation, recapitalization or reorganization affecting the Company’s capital stock.

“Stockholder” has the meaning specified in the preamble hereto.

“Subsidiary” means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) which are (a) entitled ordinarily, in the absence of contingencies, to vote for the election of a majority of such business entity’s directors (or Persons exercising similar functions), even though the right so to vote has been suspended by the happening of such a contingency, or (b) entitled at the time to vote for the election of a majority of such business entity’s directors (or Person exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.

“Termination of Employment” means the termination of the Stockholder’s employment with the Company or any of its Subsidiaries for any reason, including, without limitation, for resignation, death or Disability of the Stockholder, and whether or not for Cause.

“Transfer” has the meaning specified in Section 4 hereof.

“Unvested Shares” has the meaning specified in Section 3.1 hereof.

“Vested Shares” has the meaning specified in Section 3.1 hereof.

“Vesting Date” has the meaning specified in Section 7.1(b).

“Vesting Date Payment” has the meaning specified in Section 7.1(b).

2. PURCHASE AND SALE OF SHARES. (a) Subject to (i) the terms and conditions hereinafter set forth and in reliance on the representations and warranties contained herein, and (ii) the Company’s receipt of any and all necessary consents, authorizations and approvals of the transactions contemplated by this Agreement, and in consideration of the services to be provided by the Stockholder to the Company and its Subsidiaries, the Company hereby agrees to issue to the Stockholder, on the date hereof 78,227 Ordinary Shares (the “Shares”). On the date hereof, the Company shall deliver to the Stockholder a certificate or certificates representing the Shares (each such certificate to bear the legends set forth in Section 6 hereof). The Employer agrees to loan to the Stockholder an amount of up to $194,316 to fund payment of the U.S. federal and state income tax obligations of the Stockholder resulting from the grant of the Shares hereunder (the “Loan”). The Loan will be made at the time such tax obligations are paid by the Stockholder and will be evidenced by a limited recourse stockholder promissory note, substantially in the form attached hereto as Exhibit A (the “Note”). On or prior to the date of the Loan, the Stockholder will (i) duly execute and deliver to the Employer the Note and (ii) deliver and pledge all of the Shares to the Employer pursuant to the terms of the Note, together with undated shares transfers or other appropriate instruments of assignment thereof duly executed in blank by the Stockholder. The Note will be secured by the Shares.

(b) The Company represents and warrants that, after giving effect to the purchase and sale effected hereby and all other agreements to purchase capital stock and securities of the Company as of the date hereof, (i) the authorized share capital of the Company is $50,000 and consists of 50,000,000 Ordinary Shares, 44,352,718 shares of which are issued and outstanding on the date hereof, (ii) all such outstanding share capital is owned as set forth on Schedule 1 hereto and is validly issued and outstanding, fully paid and non-assessable and (iii) there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of the Company other than as set forth on Schedule 1 hereto.

(c) Concurrently with the execution and delivery of this Agreement, the Stockholder shall become a party to the Members Agreement pursuant to documentation in form and substance reasonably satisfactory to the Company.

3. VESTING AND REPURCHASE OF SHARES.

3.1. Vesting of Shares. Initially, all of the Shares shall be considered “Unvested Shares”. On each anniversary of October 1, 2006 prior to the Termination of Employment, commencing with October 1, 2007, 25% of the original number of Shares shall become “Vested Shares”, such that all of the Shares shall be Vested Shares as of and after October 1, 2010 if the Termination of Employment does not occur prior to such date. If a Sale of the Company occurs prior to a Termination of Employment (the first such event or sale, a “Vesting Acceleration Event”), the then Unvested Shares shall become Vested Shares upon the occurrence of such Vesting Acceleration Event. No Shares which have not already become Vested Shares shall become Vested Shares upon or after the Termination of Employment for any reason.

3.2. Repurchase Rights of the Company and the Sponsor Members. Upon the Termination of Employment, the Company and the Sponsor Members (as defined in the Members Agreement) shall have the rights to purchase all or a portion of the Shares in accordance with the terms of Article IV of the Members Agreement.

4. RESTRICTIONS ON TRANSFER. The Stockholder may not sell, assign, transfer, pledge, gift or otherwise dispose of (“Transfer”) any of the Shares, except in accordance with Article III of the Members Agreement.

5. INVESTMENT REPRESENTATIONS. (a) The Stockholder represents that the Shares are being acquired by him for his own account for investment and not with a view to the distribution thereof. The Stockholder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), on the grounds that the offer and sale of the Shares to him are exempt from the registration requirements of the Act under Section 4(2) thereof as a transaction not involving any public offering of the Shares. The Stockholder understands that the Company’s reliance on such exemption is predicated in part on the representations of the Stockholder which are contained herein.

(b) The Stockholder understands that he must bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Stockholder agrees that he will not offer to Transfer any of the Shares except as expressly permitted by the Members Agreement and then only after the Company has received an opinion of its counsel that such offer or Transfer is not in violation of the registration requirements of the Act or other applicable law.

(c) The Stockholder represents that he is an “accredited investor” (as defined in Rule 501 under the Act).

6. LEGENDS; STOP TRANSFER. (a) Each certificate representing the Shares shall bear legends in or substantially in the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF

THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY AND CERTAIN PROVISIONS REGARDING RESTRICTIONS UPON TRANSFER CONTAINED IN A RESTRICTED STOCK AGREEMENT, DATED AS OF DECEMBER 18, 2006, COPIES OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN MANAGEMENT MEMBERS’ AGREEMENT, DATED AS OF NOVEMBER 1, 2005, AS AMENDED, AMONG THE ISSUER OF THIS CERTIFICATE AND CERTAIN OF ITS MEMBERS. THE MANAGEMENT MEMBERS’ AGREEMENT CONTAINS CERTAIN RESTRICTIVE PROVISIONS RELATING TO THE VOTING AND TRANSFER OF SHARES REPRESENTED HEREBY. A COPY OF THE MANAGEMENT MEMBERS’ AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL OFFICES. UPON WRITTEN REQUEST TO THE COMPANY’S SECRETARY, A COPY OF THE MANAGEMENT MEMBERS’ AGREEMENT WILL BE PROVIDED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE.”

(b) In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in the stock books of the Company, and such Shares shall be transferred on the books of the Company only if and when transferred or sold in compliance with all of the terms and conditions of this Agreement.

7. DIVIDEND AND OTHER DISTRIBUTIONS ON THE SHARES

7.1. Distributions on the Shares. If any dividends or other distributions are paid on Ordinary Shares (collectively, “Distributions”):

(a) the Stockholder shall be entitled to receive and retain any Distributions in respect of any Vested Shares; provided, however, that so long as the Note is outstanding the After-Tax Percentage of any Distributions in respect of any Vested Shares (each, an “After-Tax Vested Share Distribution”) shall be used solely as follows: (i) first, to pay all accrued and unpaid interest of the Note; and (ii) then, to repay the outstanding principal balance of the Note. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing the entire amount of any Distribution in respect of Vested Shares shall be applied in the manner contemplated by the proviso to the foregoing sentence.

(b) the Company shall retain any Distribution in respect of any Unvested Shares until such time as such Unvested Shares become Vested Shares in accordance with the terms of this Agreement, and on the applicable vesting date (each, a “Vesting Date”), the Company shall pay to the Stockholder an amount (each such amount, a “Vesting Date Payment”) equal to the sum of (X) the amount of any Distributions that have been retained by the Company in accordance with this clause (b) on the Unvested Shares that have become Vested Shares on such Vesting Date, plus (Y) interest thereon from the date of the applicable Distribution until such Vesting Date calculated at an annual rate set by the Board that is approximately equal to the rate that represents the yield on the Company’s operating Subsidiaries cash and investments during such period; provided, however, that so long as the Note is outstanding the After-Tax Percentage of any Vesting Date Payment shall be used solely as follows: (i) first, to pay all accrued and unpaid interest of the Note; and (ii) then, to repay the outstanding principal balance of the Note. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing the entire amount of any Distribution in respect of Unvested Shares shall be retained by the Company in the manner contemplated by the previous sentence. Upon the Termination of Employment at any time and for any reason, the Stockholder shall automatically forfeit any right to any Distributions that have been retained by the Company in accordance with this clause (b) (including any interest thereon) in respect of any Unvested Shares that have not become Vested Shares as of the date of the Termination of Employment. Any payments under this clause (b) shall be made solely from the general assets of the Company. The Company shall have no obligation and does not intend to establish, maintain or contribute to any trust, insurance contract, or other fund for the purpose of making or reserving for payments of dividends on Unvested Shares. The Stockholder shall have no greater rights to any of the assets of the Company as a result of becoming entitled to a dividend on the vesting of previously Unvested Shares than the rights of any other general unsecured creditor of the Company.

7.2. Authorization. The Stockholder hereby irrevocably authorizes and directs the Company and the Employer to directly apply each After-Tax Share Distribution and the After-Tax Percentage of any Vesting Date Payment against payments of interest on and principal of the Note in the manner contemplated by Section 7.1.

8. GENERAL.

8.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Company, to:

c/o Friedman Fleischer & Lowe, LLC

One Maritime Plaza

Suite 1000

San Francisco, California 94111

Attention: David L. Lowe

Fax No.: (415) 402-2111

and

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, California 94111

Attention: David R. Tunnell

 Arrie R. Park

Fax No.: (415) 788-0176

With copies sent simultaneously to:

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attention: Neil W. Townsend, Esq.

Fax No: (212) 752-5378

and

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, MA 02110

Attention: James Westra, Esq.

Fax No.: (617) 772-8333

If to the Stockholder, to:

Michael Zukerman

310 La Salle Ave.

Piedmont, CA 94610

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, five (5) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

8.2. Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by the Stockholder of his obligations under Sections 3.2 or 4 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

8.3. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

8.4. Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

8.5. Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6. Assigns. This Agreement shall not be assignable or transferable by the Stockholder without the Company’s prior written consent thereto.

8.7. Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. Nothing in this Agreement shall be construed as a grant to the Stockholder of any right to continuing employment with the Company or any Subsidiary (including the Employer) or to restrict in any way the right to terminate the Stockholder’s employment at any time.

8.8. Governing Law. This Agreement and the obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced, in accordance with, the laws of the State of New York, without reference to applicable principles of conflicts of laws that would mandate the applicable of the laws of another jurisdiction.

9. SECTION 83(B) ELECTION. The Stockholder and the Company acknowledge that the Stockholder is electing, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in this calendar year with respect to the acquisition of the Shares. The Stockholder and the Company agree that the fair market value of the Shares on the date hereof is equal to the aggregate Original Price Per Share of the Shares, and shall reflect such fair market value to the extent required on any Federal, state or local income tax return or filing. The Stockholder further agrees that he will file a Section 83(b) election form with the Internal Revenue Service within thirty (30) days after the date hereof.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

THE COMPANY:	GEOVERA INSURANCE GROUP HOLDINGS, LTD.

	By:	/s/ DAVID L. LOWE
David L. Lowe
President

THE STOCKHOLDER:

/s/ MICHAEL ZUKERMAN
Michael Zukerman

[Signature Page to Restricted Stock Agreement]